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                                                                   Exhibit 10(b)




                                                               November 21, 2001


Board of Directors
Pruco Life Insurance Company of New Jersey
231 Washington Street
Newark, NJ 07102


Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of this Pre-Effective Amendment No. 1 to the registration statement on Form N-4 for Pruco Life of New Jersey Flexible Premium Variable Annuity Account (File No. 333-62242). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,



                                        SHEA & GARDNER


                                        By: /s/ Christopher E. Palmer
                                            ------------------------------------
                                        Christopher E. Palmer